Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE ALL OF THE OUTSTANDING
11 1/4% SENIOR NOTES DUE 2013
FOR
11 1/4% SENIOR NOTES DUE 2013
REGISTERED UNDER THE SECURITIES ACT OF 1933
OF

ALTRA INDUSTRIAL MOTION, INC.

This form or one substantially equivalent hereto must be used by registered holders of outstanding 11 1/4% Senior Notes due 2013 (the “Old Notes”) who wish to tender their Old Notes in exchange for a like principal amount of 11 1/4% Senior Notes due 2013 that have been registered under the Securities Act of 1933, as amended (collectively, the “Registered Notes”), pursuant to the exchange offer described in the prospectus, dated          , 2006 (the “Prospectus”) if the holder’s Old Notes are not immediately available or if such holder cannot deliver its Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the “Exchange Agent”) prior to 5:00 p.m., London Time, on          , 2006. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK

By Registered Mail, Hand Delivery or Overnight Courier:
The Bank of New York
Lower Ground Floor
30 Cannon Street
London
EC4M 6XH
Attn: Vincent Bushell

Facsimile: 011 44 207 964-6152

Confirm by Telephone: 011 44 207 964-6512

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to Altra Industrial Motion, Inc. (the “Company”) the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged.

DESCRIPTION OF NOTES TENDERED
Name and Address
of Registered
	Holder as it Appears	Certificate
	on the Old Notes	Number(s) for Old	Principal Amount of
Name of Tendering Holder	(Please Print)	Notes Tendered	Old Notes Tendered
.

PLEASE SIGN HERE

X _ _	X _ _
X _ _	X _ _
X _ _	X _ _
Signature(s) of Owner	Date

Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s): _ _

Capacity: _ _

Address(es): _ _

☐	The common depositary of Euroclear Bank S.A./N.V. and/or Clearstream Banking, societe anonyme
(Check if Old Notes will be tendered by book-entry transfer)

Account Number: _ _

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at the common depositary of Euroclear Bank S.A./N.V. and/or Clearstream Banking, societe anonyme), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm: _ _
(Authorized Signature)

Address: _ _	Title: _ _

Name: _ _
(Zip Code)	(Please Type or Print)

Date: _ _
Area Code and Telephone No.

NOTE:	DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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